EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

             In connection with the Quarterly Report of Miller Industries, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2003, as amended by the Form 10Q/A filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William G. Miller, Chairman of the Board and Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  January 26, 2004

/s/ William G. Miller William G. Miller Chairman of the Board and Co-Chief Executive Officer